SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2002

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On October 29, 2002, Borland Software Corporation, a Delaware corporation (“Borland”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with TogetherSoft Corporation, a Delaware corporation (“TogetherSoft”), Targa Acquisition Corp. I (“Merger Sub I”), Targa Acquisition Corp. II (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), and certain stockholders of TogetherSoft as stockholders’ agents. Pursuant to the Merger Agreement, Merger Sub I will be merged with and into TogetherSoft (“Merger I”), immediately followed by the merger of TogetherSoft with and into Merger Sub II (“Merger II,” and together with Merger I, the “Mergers”). Following the Mergers, the separate existence of TogetherSoft will cease. Merger Sub II will continue as the surviving corporation and a wholly owned subsidiary of Borland. An aggregate number of 9,050,000 shares of Borland common stock will be issued and $82,500,000 cash will be paid to TogetherSoft stockholders on a fully diluted basis in connection with Merger I, subject to potential reduction if TogetherSoft’s legal expenses incurred in connection with the transactions contemplated by the Merger Agreement exceed an agreed upon amount. The foregoing description of the Mergers does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

In connection with the Merger Agreement, the directors, the executive officers and certain other TogetherSoft stockholders have entered into agreements pursuant to which such stockholders have agreed to vote all shares of TogetherSoft held by them in favor of the adoption of the Merger Agreement. As of October 29, 2002, shares subject to such voting agreements represent in the aggregate approximately 67.5% of the outstanding shares of TogetherSoft’s capital stock, which represent more than the number of shares of capital stock necessary to adopt the Merger Agreement and take such other actions necessary to consummate the transactions contemplated thereby.

The Mergers are subject to regulatory approvals, including the approval by the California Commissioner of Corporations after a fairness hearing, and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and any applicable foreign antitrust laws, and certain other customary closing conditions.

On October 30, 2002, Borland issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

2.1
Agreement and Plan of Merger and Reorganization dated as of October 29, 2002 by and among Borland Software Corporation, TogetherSoft Corporation, Targa Acquisition Corp. I, Targa Acquisition Corp. II, Peter Coad, as primary stockholders’ agent, and Kurt Jaggers, as secondary stockholders agent.

99.1	Press Release of Borland Software Corporation dated October 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: November 1, 2002
By:	/s/ KEITH E. GOTTFRIED
Name: Keith E. Gottfried Title: Senior Vice President–Law & Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer

Index to Exhibits

Exhibit Number	Description
2.1
Agreement and Plan of Merger and Reorganization dated as of October 29, 2002 by and among Borland Software Corporation, TogetherSoft Corporation, Targa Acquisition Corp. I, Targa Acquisition Corp. II, Peter Coad, as primary stockholders’ agent, and Kurt Jaggers, as secondary stockholders agent.

99.1	Press Release of Borland Software Corporation dated October 30, 2002.